Exhibit 99.1

FOR IMMEDIATE RELEASE

ENNIS SIGNS AGREEMENT TO ACQUIRE ASSETS & BUSINESS OF PRINTXCEL AND PRINTEGRA

FROM CENVEO

Midlothian, Texas – January 30, 2012—Ennis, Inc. (NYSE: EBF), a manufacturer of printed business products & apparel headquartered in Midlothian, Texas, has agreed to acquire certain assets of Cenveo’s document business including the manufacturing facilities branded under the names PrintXcel and Printegra. Sales from both businesses are approximately $80 million annually. The PrintXcel facilities are located in Visalia, CA; Toledo, OH; Clarkesville, TN and Fairhope, AL. The Printegra facilities are located in Livermore, CA; Arlington, TX; Smyrna, GA; Indianapolis, IN; Fairport, NY; and Greensboro, NC, with a sales office in Jaffrey, NH. Trade liabilities were assumed in the transactions and the transaction is expected to close during February of 2012.

The operations will continue to operate under their respective trade names of PrintXcel and Printegra. Ennis will continue to manufacture and market the pressure seal product line under the VersaSeal brand name. The acquisition will also expand the company’s high color commercial print capabilities and business check product lines and will continued to be sold through the company’s 40,000+ independent distributor network. The acquisition is expected to be accretive to Ennis’ earnings in the first full year of operations. Substantially all of PrintXcel’s and Printegra’s employees will be offered positions with Ennis’ new operation. Customers can continue contacting all of the locations under the same methods. No changes to the day to day operations are expected to be made.

Keith Walters, Chairman, President and CEO of Ennis said, “Ennis is pleased to add new locations and new products to our growing number of brands. This is a major addition to the Ennis family. This acquisition expands our check capabilities and capacity while adding new customers. In addition, it will add color capabilities as well as bringing VersaSeal to our brand names. Like Ennis, PrintXcel and Printegra have been serving the distributor market for more than 80 years, and we feel this addition will positively impact customers of both companies.”

About Ennis

Ennis, Inc. (www.ennis.com) is primarily engaged in the production of and sale of business forms, apparel and other business products. The Company is one of the largest private-label printed business product suppliers in the United States. Headquartered in Midlothian, Texas, the Company has production and distribution facilities strategically located throughout the United States of America, Mexico and Canada, to serve the Company’s national network of distributors. The Company, together with its subsidiaries, operates in two business segments: the Print Segment (“Print”) and Apparel Segment (“Apparel”). The Print Segment is primarily engaged in the business of manufacturing and selling business forms, other printed business products, printed and electronic media, presentation products, flex-o-graphic printing, advertising specialties and Post-it Notes®, internal bank forms, plastic cards, secure and negotiable documents, envelopes and other custom products. The Apparel Segment manufactures T-Shirts and distributes T-Shirts and other active-wear apparel through nine distribution centers located throughout North America.

Safe Harbor Under The Private Securities Litigation Reform Act of 1995

Certain statements contained in this press release that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. The words “anticipate,” “preliminary,” “expect,” “believe,” “intend” and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These statements are subject to numerous uncertainties, which include, but are not limited to, the Company’s ability to effectively manage its business functions while growing its business in a rapidly changing environment, the Company’s ability to adapt and expand its services in such an environment, the variability in the prices of paper and other raw materials. Other important information regarding factors that may affect the Company’s future performance is included in the public reports that the Company files with the Securities and Exchange Commission. The Company undertakes no obligation to revise any forward-looking statements or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

For Further Information Contact:

Mr. Keith S. Walters, Chairman, Chief Executive Officer and President

Mr. Richard L. Travis, Jr., Chief Financial Officer

Mr. Michael D. Magill, Executive Vice President

Ennis, Inc.

2441 Presidential Parkway

Midlothian, Texas 76065

Phone: (972) 775-9801

Fax: (972) 775-9820

www.ennis.com